Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-82073, 333-36762, 333-138000, 333-131911, and 333-162569) on Form S-8 and Registration Statement (No. 333-187427) on Form S-3 of VOXX International Corporation of our report, dated February 1, 2013, on the consolidated financial statements of ASA Electronics, LLC which is included in the amended Annual Report on Form 10-K/A of VOXX International Corporation and Subsidiaries for the year ended February 28, 2015.

/s/ MCGLADREY LLP

Elkhart, Indiana
July 9, 2015